Exhibit 99.1
ROBERTS REALTY INVESTORS, INC.

CONTACT:		FOR IMMEDIATE RELEASE
Charles S. Roberts		April 9, 2009
President

Telephone:	(770) 394-6000
Fax:	(770) 551-5914
ROBERTS REALTY INVESTORS, INC.
REDUCES DEBT AND REFINANCES LOAN
ATLANTA, GA — Roberts Realty Investors, Inc. (NYSE Alternext US:RPI) announces that it has reduced its debt by $577,000 through refinancing its $4,077,000 Wachovia Bank land loan. To pay off the Wachovia loan, the company used the proceeds of a new $3,500,000 loan from Touchmark National Bank along with $577,000 of its available cash. The loan is secured by the company’s 38-acre Highway 20 land in Cumming, Georgia and is scheduled to mature on October 8, 2010.
Mr. Charles S. Roberts, President, stated: “We are pleased to be able to refinance this land loan for 18 months, especially during these difficult economic times. The terms of the loan are consistent with our financial strategy to deleverage our balance sheet and extend our debt maturities well into 2010. In addition, this has provided us with the opportunity to start a new relationship with Touchmark National Bank.”
About Roberts Realty Investors, Inc.
Roberts Realty Investors, Inc. is a self-administered, self-managed equity real estate investment trust based in Atlanta.